UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 24, 2003

RAINMAKER SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-28009	33-0442860
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1800 Green Hills Road, Scotts Valley, California	95066
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (831) 430-3800

None

(Former name or former address, if changed since last report)

ITEM 7.	FINANCIAL STATEMENT AND EXHIBITS

(c) Exhibits

99.1	Press Release dated July 24, 2003, issued by Rainmaker Systems, Inc., reporting financial results for the fiscal quarter ended June 30, 2003.

ITEM 9.	REGULATION FD DISCLOSURE (AND ITEM 12, RESULTS OF OPERATIONS AND FINANCIAL CONDITION)

The following information is furnished pursuant to Item 9, “Regulation FD Disclosure” and Item 12, “Results of Operations and Financial Condition.”

On July 24, 2003, Rainmaker Systems, Inc. (the “Company”) issued a press release reporting financial results for the fiscal quarter ended June 30, 2003. A copy of the Company’s press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The press release, which has been attached hereto as Exhibit 99.1, discloses certain financial measures, such as gross billings and days sales outstanding on a gross billings basis, that may be considered non-GAAP financial measures. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles. These measures should be considered in addition to, not as a substitute for, or superior to, financial measures prepared in accordance with generally accepted accounting principles. The non-GAAP financial measures included in our press release have been reconciled to what we believe is the nearest GAAP measure as is now required under new SEC rules regarding the use of non-GAAP financial measures.

As used herein, “GAAP” refers to accounting principles generally accepted in the United States.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RAINMAKER SYSTEMS, INC. (Registrant)

July 24, 2003	/s/ MICHAEL SILTON
Date	Michael Silton

	By:	Michael Silton
	Title:	Chairman of the Board, President and Chief Executive Officer